EXHIBIT 99


                    GENUS REPORTS SECOND QUARTER 2004 RESULTS

SUNNYVALE, CALIF. - JULY 26, 2004 - Genus, Inc. (Nasdaq: GGNS) today reported financial results for its second quarter and six months ended June 30, 2004. Senior management will conduct an investor conference call to discuss these results and the company's financial outlook in more detail at 6 a.m. pacific time tomorrow, Tuesday, July 27, 2004. Access information is provided below.

Net sales for the second quarter of 2004 were $8.8 million compared to net sales of $14.7 million for the same quarter of 2003. Net sales for the six months ended June 30, 2004 were $21.0 million down from $32.4 million for the six months ended June 30, 2003. The net loss for the second quarter 2004 was $2.9 million or ($0.07) per diluted share compared to net loss of $1.4 million or ($0.05) per share in the same quarter of 2003. Net loss in the second quarter of 2004 included $821,000 of expenses related to our previously announced proposed merger with Aixtron. The net loss for the six months ended June 30, 2004 was $4.6 million or ($0.11) per diluted share compared to a net loss of $950,000 or ($0.03) per share for the six months ended June 30, 2003.


"Although the quarter was disappointing from a P&L point of view, customer activity is strong in both our CVD and ALD segments and, as indicated in our prior conference calls, we expect the second half to be better than the first half for both bookings and revenues. Our balance sheet also remains strong," commented Bill Elder, Genus chairman and CEO.


Gross margin as a percentage of revenues was 38 percent for the second quarter of 2004 compared to 27 percent for the same quarter of 2003, resulting mainly from a favorable product mix caused by a higher proportion of spares and services in the second quarter of 2004, which generally have higher margins as compared with system sales. Gross margin as a percentage of revenues was 33 percent for the six months ended June 30, 2004 compared to 31 percent for the six months ended June 30, 2003. The total of research and development, sales, general and administrative expenses was $4.8 million in the second quarter of 2004, almost the same level as the second quarter of 2003. In addition, in the second quarter of 2004, Genus incurred merger related expenses of $821,000. Operating expenses, including research and development, sales, general and administrative expenses and merger related expenses were $10.6 million for the six months ended June 30, 2004, approximately $500,000 higher than the level recorded for the six months ended June 30, 2003.

Genus ended the second quarter of 2004 with cash, cash equivalents and short-term investments, net of short-term debt of $35.7 million, up from a balance of $34.9 million at December 31, 2003.


CONFERENCE CALL INFORMATION

Genus plans to host an investor conference call on Tuesday, July 27, 2004, at 6 a.m. pacific time, featuring remarks by Bill Elder, chairman and CEO, and Shum Mukherjee, executive vice president finance and CFO, followed by a live question and answer session. The conference call will be accessible by dialling 888-803-6692 or (706) 634-1030 and referencing call number 8959586. It will also be broadcast live over the Internet at www.genus.com.
            -------------


ABOUT GENUS
Genus, Inc. manufactures critical deposition processing products for the global semiconductor industry and the data storage industry. To enable the production of intricate micro computer chips and electronic storage devices, Genus offers its StrataGem and LYNX series production-proven equipment for 200mm and 300mm semiconductor production, and offers thin film deposition products for chemical vapor deposition (CVD), atomic layer deposition (ALD), and pre-clean
capabilities.   Genus is at the forefront of market and technology developments in the ALD marketplace, which is gaining acceptance worldwide as a critical technology for sub 0.13-micron production of computer chips and electronic storage devices. Genus' customers include semiconductor and data storage manufacturers located throughout the United States, Europe and the Pacific Rim including Korea, Japan and Taiwan. Founded in 1981, the company is headquartered in Sunnyvale, California. For additional information visit Genus' web site at www.genus.com. LYNX2(R) and LYNX3(TM) are trademarks of Genus, Inc.
-------------

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the company's future financial and business performance. These forward-looking statements are subject to a number of risks and uncertainties. These contingencies include but are not limited to: actual customer orders received by the company, the extent to which ALD technology is demanded by the marketplace, the actual number of customer orders received by the company, the timing of final acceptance of products by customers, the financial climate and accessibility to financing, general conditions in the thin film equipment market and in the macro-economy, and the influence of global political events. Genus assumes no obligation to update this information. Additional risks and uncertainties are discussed in the Management's Discussion and Analysis of Results of Operations contained in Genus' Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

     COMPANY CONTACT:
     Shum Mukherjee
     Genus, Inc.
     Tel:  (408) 747-7120 Ext. 1311
     Email:  smukherjee@genus.com
             --------------------


- Tables to Follow -

                                  GENUS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                              (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                JUNE 30,
                                                    2004         2003        2004        2003
                                                ------------  ----------  ----------  ----------
Net sales  . . . . . . . . . . . . . . . . . .  $     8,757   $  14,739   $  20,964   $  32,434
Costs and expenses:
    Cost of goods sold . . . . . . . . . . . .        5,406      10,813      13,956      22,390
    Research and development . . . . . . . . .        1,678       1,981       3,672       4,094
    Selling, general and administrative. . . .        3,133       2,868       6,151       6,042
    Expenses related to proposed merger. . . .          821           0         821           0
                                                ------------  ----------  ----------  ----------
Loss from operations . . . . . . . . . . . . .       (2,281)       (923)     (3,636)        (92)

Other expenses, net. . . . . . . . . . . . . .         (411)       (435)       (715)       (858)
                                                ------------  ----------  ----------  ----------
Loss before income taxes . . . . . . . . . . .       (2,692)     (1,358)     (4,351)       (950)

Provision for income taxes . . . . . . . . . .          181           0         199           0
                                                ------------  ----------  ----------  ----------
Net loss . . . . . . . . . . . . . . . . . . .  $    (2,873)  $  (1,358)  $  (4,550)  $    (950)
                                                ============  ==========  ==========  ==========

Net loss per share:
    Basic. . . . . . . . . . . . . . . . . . .  $     (0.07)  $   (0.05)  $   (0.11)  $   (0.03)
    Diluted  . . . . . . . . . . . . . . . . .  $     (0.07)  $   (0.05)  $   (0.11)  $   (0.03)

Shares used in per share calculation - basic .       39,664      29,313      39,628      29,114
                                                ============  ==========  ==========  ==========
Shares used in per share calculation - diluted       39,664      29,313      39,628      29,114
                                                ============  ==========  ==========  ==========

                               GENUS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                      (IN THOUSANDS)


                                                                JUNE 30,    DECEMBER 31,
                                                                  2004          2003
                                                               ----------  --------------
ASSETS
Current Assets:
    Cash and cash equivalents . . . . . . . . . . . . . . . .  $  23,585   $      41,608
    Short term investment . . . . . . . . . . . . . . . . . .     12,249               -
    Accounts receivable, net  . . . . . . . . . . . . . . . .      6,672           9,606
    Inventories . . . . . . . . . . . . . . . . . . . . . . .     12,469           9,783
    Other current assets  . . . . . . . . . . . . . . . . . .        808             854
                                                               ----------  --------------

        Total current assets  . . . . . . . . . . . . . . . .     55,783          61,851
Equipment, furniture and fixtures, net  . . . . . . . . . . .     10,693           8,748
Other assets  . . . . . . . . . . . . . . . . . . . . . . . .      1,041           1,169
                                                               ----------  --------------

        Total assets  . . . . . . . . . . . . . . . . . . . .  $  67,517   $      71,768
                                                               ==========  ==============

LIABILITIES
Current Liabilities:
    Short-term bank borrowings  . . . . . . . . . . . . . . .  $       -   $       6,500
    Accounts payable  . . . . . . . . . . . . . . . . . . . .      5,257           4,956
    Accrued expenses  . . . . . . . . . . . . . . . . . . . .      4,512           4,130
    Deferred revenue  . . . . . . . . . . . . . . . . . . . .      2,208             331
    Customer advances . . . . . . . . . . . . . . . . . . . .      3,820             372
    Long term liabilities, current portion  . . . . . . . . .        116             249
                                                               ----------  --------------
        Total current liabilities . . . . . . . . . . . . . .     15,913          16,538

Convertible notes . . . . . . . . . . . . . . . . . . . . . .      6,139           5,806
                                                               ----------  --------------
        Total liabilities . . . . . . . . . . . . . . . . . .     22,052          22,344
                                                               ----------  --------------

SHAREHOLDERS' EQUITY
Common stock, no par value:
    Authorized 100,000 shares;
        Issued and outstanding 39,759 shares at June 30, 2004
        and 39,554 at December 31, 2003 . . . . . . . . . . .    163,408         163,061
    Accumulated deficit . . . . . . . . . . . . . . . . . . .   (115,878)       (111,328)
    Note receivable from shareholder  . . . . . . . . . . . .          -            (187)
    Accumulated other comprehensive loss  . . . . . . . . . .     (2,065)         (2,122)
                                                               ----------  --------------
        Total shareholders' equity  . . . . . . . . . . . . .     45,465          49,424
                                                               ----------  --------------
        Total liabilities and shareholders' equity  . . . . .  $  67,517   $      71,768
                                                               ==========  ==============